EXECUTION VERSION TRANSITION AND SEPARATION AGREEMENT AND RELEASE THIS TRANSITION AND SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is made by and between Tracey Ann Massey residing at 7433 Midnight Pass Road, Sarasota, Florida 34242 (the “Participant”) and Nielsen Consumer LLC, a Delaware limited liability company, having its registered office in the State of Delaware (the “Company” and together with its subsidiaries and affiliates, including NIQ Global Intelligence plc, the “Company Group”) as of the “Effective Date” specified in the Appendix. WITNESSETH: WHEREAS, the Participant has been employed by the Company Group since the date specified in the Appendix; and WHEREAS, the parties to this Agreement desire to enter into an agreement in order to outline certain terms and conditions related to the end of the Participant’s employment relationship with the Company Group on the “Date of Termination” specified in the Appendix and the terms of the Participant’s continued employment relationship from the Effective Date through the Date of Termination (such period, the “Transition Period”); NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter provided and of the actions taken pursuant thereto, the parties agree as follows: 1. During the Transition Period, the Participant will continue to receive the Participant’s current annual base salary, payable in accordance with the Company’s standard payroll calendar, as in effect from time to time. The Participant may continue to participate in all employee benefit plans of the Company Group that the Participant is actively enrolled in as of the Effective Date in accordance with the terms of those plans. Effective as of the commencement of the Transition Period, the Participant shall cease to hold the title of Chief Operating Officer or any other officer title of the Company Group and shall instead be employed solely in a non-officer capacity as Advisor to the Chief Executive Officer of the Company. In such advisory role, the Participant shall perform such duties as may reasonably be assigned to the Participant from time to time by the Chief Executive Officer of the Company or his designee and assist with the transition of the Participant’s prior duties and responsibilities. During the Transition Period, the Participant will continue to devote the Participant’s full-time and professional efforts to the Company Group, and to abide by all Company Group policies and procedures as in effect from time to time. The Participant will not incur any business expenses during the Transition Period without the advance approval of the Chief Executive Officer of the Company or his designee. During the Transition Period, the Company Group may only terminate the Participant’s employment for Cause (as defined in the Nielsen Consumer LLC Severance Policy for United States-Based Senior Executives (the “Policy”)), with written notice to the Participant; the date of any such early termination will constitute the “Date of Termination” for purposes of this Agreement. If the Participant voluntarily resigns or is terminated for Cause prior to the Date of Termination set forth in the Appendix, the Participant will not be eligible to receive the severance benefits described in the Appendix. Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

-2- 2. Unless earlier terminated pursuant to Paragraph 1 above, the Participant’s employment with the Company Group, and the Participant’s membership on any committees of the Company Group, will terminate as of the Date of Termination. 3. In consideration of the Participant’s acceptance of this Agreement and subject to the Participant meeting in full the Participant’s obligations under this Agreement, effective as of the Date of Termination, the Participant will be deemed to incur a “Qualifying Termination” under the Policy, a summary plan description of which the Participant hereby acknowledges receipt, and will, accordingly, be entitled to the benefits set forth therein subject to the terms and conditions of such Policy and this Agreement. A summary of the benefits to which the Participant is entitled is set forth in the Appendix. 4. Through the “Severance Period” specified in the Appendix, the Participant will be reasonably available to consult on matters and will cooperate fully with respect to any claims, litigations or investigations, relating to the Company Group. No reimbursement for expenses incurred after the commencement of the Transition Period shall be made to the Participant without the advance approval of the Chief Executive Officer of the Company or his designee. 5. All records, files, drawings, documents, models, disks, equipment and the like relating to the businesses of the Company Group shall remain the sole property of the Company Group and shall not be removed from the premises of the Company Group. The Participant further agrees to return to the Company Group any property of the Company Group that the Participant may have, no matter where located, and not to keep any copies or portions thereof, except that the Participant may retain copies (in any form) of her Rolodex, address book and similar contact information. For the avoidance of doubt, this Paragraph 5 shall not interfere with the Participant’s rights to retain copies of any documents or data (in any form) relating to the Participant’s compensation and benefits (including, without limitation, copies of this Agreement, and side letters and any documents relating to any of the Participant’s equity award rights or other compensation and benefits) and/or discuss the same with the Participant’s advisors or immediate family (in each case, on a confidential basis). 6. The Participant shall not make any derogatory statements about the Company Group and shall not make any written or oral statement, news release or other announcement relating to the Participant’s employment by the Company Group or relating to the Company Group, its subsidiaries, customers or personnel, which is designed to embarrass or criticize any of the foregoing. The Company agrees that it shall instruct its directors and executive officers to not make any derogatory statements about the Participant, and the Company shall not make any written or oral statement, news release or other corporate announcement relating to the Participant’s employment by the Company Group which is designed to embarrass or criticize the Participant. Nothing in this Agreement shall be construed to limit, impede or impair the right of the Participant to engage in Protected Activity (as defined below) or the right of the Company or its directors and executive officers to make any public disclosures required by law regarding the Company Group’s performance or business. 7. In consideration of the Company entering into this Agreement with the Participant and subject to the consequences set forth in Paragraph 10 below, the Participant shall not, directly or indirectly, (i) at any time during or after the Participant’s employment with the Company Group, Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

-3- disclose any Confidential Information (as defined below) except (A) when required to perform her duties to the Company Group, (B) as required by law or judicial process, (C) to enforce or defend the Participant’s rights under this Agreement or as a part of or in any arbitration or litigation that involves the Participant, on the one hand, and/or any of the Company or any of its affiliates, on the other hand, or otherwise, (D) for disclosure to the Participant’s advisors on a confidential basis or (E) in connection with any Protected Activity by the Participant; or (ii) at any time during the Participant’s employment with the Company Group and for the duration of the Severance Period (A) associate with (whether as a proprietor, investor, director, officer, employee, consultant, partner or otherwise) or render services to any business that competes with the business of the Company Group, in any geographic or market area where the Company Group conducts business or provides products or services (or which the Participant has knowledge, at the time in question, that the Company Group has plans to commence engaging in within twelve (12) months); provided, however, that nothing herein shall be deemed to prohibit the Participant’s ownership of not more than 2% of the publicly-traded securities of any competing business, (B) induce, influence, encourage or solicit in any manner any client, prospective client with which the Participant had interactions in connection with his/her employment in the 18 months prior to termination of the Participant’s employment with the Company Group, vendor or supplier of the Company Group, to cease or reduce doing business with the Company Group or to do business with any business in competition with the business of the Company Group, or (C) solicit, recruit, or seek to hire, or otherwise assist or participate in any way in the solicitation or recruitment of, any person who has been employed or engaged by the Company Group at any time during the 6 months immediately preceding the termination of the Participant’s employment, or induce, influence, or encourage in any manner, or otherwise assist or participate in any way in the inducement, influence or encouragement of, any such person to terminate his or her employment or engagement with the Company Group or (D) hire or otherwise assist or participate in any way in the hiring of, any person who has been employed or engaged by the Company Group at any time during the 6 months immediately preceding the termination of the Participant’s employment; provided, however, that Paragraph 7(ii)(C) and (D) shall not be construed to restrict or limit (1) general employee-related advertising not targeted at employees of the Company Group, (2) the Participant’s ability to provide employment references regarding particular individuals upon request, or (3) the Participant’s responding to a request from any former employee of the Company Group for advice on employment matters. The provisions hereof shall be in addition to and not in derogation of any other agreement covering similar matters to which the Participant and the Company Group or any subsidiary or affiliate thereof are parties, including, but not limited to, the Restrictive Covenant Agreement, attached to the Incentive Unit Grant Agreement by and between the Participant and AI (Luxembourg) Management & Cy SCSP, dated as of June 1, 2022 (the “June 1, 2022 Restrictive Covenant Agreement”) and the Restrictive Covenant Agreement, attached to the Restrictive Unit Award Agreement by and between the Participant and AI Pave (Luxembourg Management & Cy SCSP), dated as of May 21, 2025 (and, together with the June 1, 2022 Restrictive Covenant Agreement and the provisions contained in this Paragraph 7, the “Continuing Obligations”). For purposes of this agreement, the “business of the Company Group” means consumer purchasing measurement and analytics, media audience measurement and analytics, and any other line of business in which the Company Group is engaged at the time of the termination of the Participant’s employment (or which the Participant has knowledge, at the time in question, that the Company Group has plans to commence engaging in within twelve (12) months). Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

-4- 8. If the Participant performs services for an entity other than the Company Group at any time prior to the end of the Severance Period (whether or not such entity is in competition with the Company Group), the Participant shall promptly notify the Company following the commencement thereof. To “perform services” shall mean employment or services as an employee, consultant, owner, partner, associate, agent or otherwise on behalf of any person, principal, partnership, firm or corporation. 9. “Confidential Information” shall include all trade secrets and proprietary or other confidential information owned, possessed or used by the Company in any form, whether or not explicitly designated as confidential information, including, without limitation, business plans, strategies, customer lists, customer projects, cooperator lists, personnel information, financial information, pricing information, cost information, methodologies, software, data, and product research and development. Confidential Information shall not include any information that is generally known to the industry or the public other than as a result of the Participant’s breach of this covenant or any breach of other confidentiality obligations by the Participant, employees or third parties. 10. If at any time a court holds that the restrictions stated in Paragraph 7 above are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area or, if the court does not undertake such substitution, then the remainder of Paragraph 7 shall be given full effect without regard to the invalid portion. Because the Participant’s services are unique and because the Participant has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, (i) apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security) or (ii) the Company may cease all payments or other benefits required to be made to the Participant under this Agreement and/or the Policy. Notwithstanding any remedy sought by the Company under this Paragraph, the release provisions of Paragraphs 13, 14, 15 and 16 and set forth in the Supplemental Release (as defined below) shall remain in full force and effect. 11. The Participant acknowledges that the restrictions in Paragraph 7 above are not greater than required to protect the Company Group’s legitimate business interests, including without limitation the protection of its Confidential Information and the protection of its client relationships, and are reasonably limited in time or duration, geography and scope of activity. The Participant further acknowledges that, viewed separately or together, the restrictions in Paragraph 7 above do not unfairly or unreasonably restrict the Participant’s ability to obtain other comparable employment, earn a living, work in any particular area or otherwise impose an undue hardship on Participant. 12. Protected Activity. Nothing in this Agreement shall prohibit or impede the Participant from filing a charge with or participating in any investigation or proceeding conducted by the federal Equal Employment Opportunity Commission, or a comparable state or local agency, or any other U.S. federal, state or local governmental or law enforcement branch, agency or entity Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

-5- (collectively, a “Governmental Entity”); provided, however, that the Participant hereby waives the Participant’s right to recover monetary damages or other individual relief in any such charge, investigation or proceeding or any related complaint or lawsuit filed by the Participant or by anyone else on the Participant’s behalf; provided, further, however, that the Participant is not waiving any right to seek and receive a financial incentive award for any information the Participant provides to a governmental agency or entity. Nothing in this Agreement shall prohibit or impede the Participant from communicating, cooperating or filing a complaint with any Governmental Entity, or communicating with any official or staff person of such Governmental Entity, with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, including reporting any good faith allegation of unlawful employment practices or criminal conduct or participating in any related proceeding, or requesting or receiving confidential legal advice; provided, that in each case such communications and disclosures are consistent with applicable law. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; provided that, notwithstanding this immunity from liability, such individual may be held liable if such individual unlawfully accesses trade secrets by unauthorized means. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Except as otherwise provided in this paragraph or under applicable law, under no circumstance is the Participant authorized to disclose any information covered by the Company Group’s attorney-client privilege or attorney work product, or the Company Group’s trade secrets, without the Company’s prior written consent. The Participant does not need the prior authorization of (or to give notice to) the Company regarding any communication, disclosure, or activity described in this Paragraph. 13. To the fullest extent permitted by law, the Participant, for the Participant, the Participant’s family, heirs, representatives, successors and assigns releases and forever discharges the Company Group and its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company Group plan from any and all claims, demands, debts, damages, injuries, actions or rights of action of any nature whatsoever, whether known or unknown, whether brought by or on behalf of the Participant, which the Participant had, now has or may have against the Company Group, its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company Group plan (“Claims”), from the beginning of the Participant’s employment to and including the date of this Agreement relating to or arising out of the Participant’s employment with the Company Group or the termination of such employment, including, but not limited to, any claim under the Civil Rights Acts (including Title VII of the Civil Rights Act of 1964), the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act (all as amended) and/or any other local, state or federal law, order or regulation dealing with employment or the termination thereof, other than (i) any claim with respect to the continuing obligations of the Company under this Agreement or any continuing obligations of any member of the Company Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

-6- Group under the equity award agreements identified in the Appendix, (ii) any claim with respect to a vested right the Participant has to receive benefits under any plan maintained by the Company Group, (iii) any rights or claims that arise after the signing of this Agreement or any claim that cannot be waived as a matter of law or public policy of the state whose law governs the claim, (iv) any rights to indemnification (including the advancement of legal fees) or expense reimbursement under any agreement between the Participant and any member of the Company Group or any organizational document of any member of the Company Group, or pursuant to any director’s and officer’s liability insurance policy, or (v) any right of the Participant in her capacity as an equity holder of securities of the Company or any other member of the Company Group (whether pursuant to an equity award agreement or otherwise). 13A. The Company, on behalf of itself and each member of the Company Group, unconditionally releases and discharges the Participant and each of the Participant’s respective heirs, executors, administrators, representatives, agents, successors and assigns (“Participant Parties”), or any of them, from any and all causes of action, suits, damages, claims, and proceedings, and demands that the Company and each member of the Company Group has, or may have, against the Participant Parties, of which the Company Group is aware as of the date this Agreement is signed on behalf of the Company. 14. To the fullest extent permitted by law, the Participant covenants that neither the Participant, nor any of the Participant’s respective heirs, representatives, successors or assigns, will commence, prosecute or cause to be commenced or prosecuted against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company Group plan any action or other proceeding (other than those charges, claims or complaints with those administrative agencies which as a matter of law the Participant may not be prohibited from filing) based upon any Claims which are being released by this Agreement, although the Company’s acknowledgement of this exception does not limit the scope of the waiver and release stated in Paragraph 13 above. The Participant further agrees not to seek to challenge the validity of this Agreement, except that this covenant not to sue set forth in this Paragraph 14 does not affect the Participant’s future right to enforce appropriately the terms of this Agreement in a court of competent jurisdiction. 15. The Participant acknowledges that: (i) The Participant is hereby advised to consult with an attorney before executing this Agreement and that the Participant has been advised by an attorney or has knowingly waived the Participant’s right to do so, (ii) The Participant fully understands the terms and contents of this Agreement and freely, voluntarily, knowingly and without coercion enters into this Agreement, (iii) The Participant is receiving greater consideration hereunder than the Participant would receive had the Participant not signed this Agreement and that the consideration hereunder is given in exchange for all of the provisions hereof, and (iv) the waiver or release by the Participant of rights or claims in Paragraph 13 above is knowing and voluntary. The Participant understands and agrees that the Company’s Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

-7- payment or offer of money and other benefits to the Participant and the Participant’s signing of this Agreement does not in any way indicate that the Participant has any viable claims against the Company Group or that the Company Group admits any liability whatsoever. 16. Effective as of the Date of Termination, the Participant waives any right or claim to reinstatement as an employee of the Company Group. Effective as of the Date of Termination, the Participant hereby confirms that the Participant does not hold any position as an officer, director or employee with the Company or any of its affiliates. As a condition to the receipt of benefits set forth on the Appendix, upon or promptly following the Date of Termination, the Participant hereby agrees to execute and not revoke an additional post-employment general release in the form attached hereto as Exhibit A, covering any Claims from the beginning of the Participant’s employment to and including the date on which Participant executes such release (the “Supplemental Release”). Prior to executing the Supplemental Release, the Participant will acknowledge that the Participant (i) has had a period of at least twenty-one (21) days within which to consider the Supplemental Release and (ii) has a period of seven (7) days from the date that the Participant signs the Supplemental Release within which to revoke it by written notice to the Company’s Human Resources Department, and that the Supplemental Release will not become effective or enforceable until the expiration of this seven (7) day revocation period. For the avoidance of doubt, the Participant acknowledges that the Company Group’s obligation to provide the benefits in the Appendix is subject to (i) the Participant’s execution and non-revocation of the Supplemental Release and (ii) the Participant’s continued full performance of the Participant’s obligations under the Continuing Obligations. 17. This Agreement and the Continuing Obligations constitute the entire agreement of the parties as to the Participant’s termination and severance benefits, and all prior negotiations or representations are merged herein. It shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives but neither this Agreement nor any rights hereunder shall be assignable by the Participant without the Company’s written consent. In addition, this Agreement supersedes any prior employment or compensation agreement, whether written, oral or implied in law or implied in fact between the Participant and the Company, which prior agreements are hereby terminated other than the equity award agreements identified in the Appendix and any restrictive covenant agreements or other agreements by which the Participant has agreed to comply with any restrictive covenants (including, for the avoidance of doubt, the restrictions contained in the Continuing Obligations). 18. If for any reason any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid by a court of competent jurisdiction, such circumstances shall not have the effect of rendering such provision invalid in any other case or rendering any other provisions of this Agreement inoperative, unenforceable or invalid, except as otherwise required to carry out the intent of the parties hereunder, and only as required to bring this Agreement into compliance with the law. 19. This Agreement shall be construed in accordance with the laws of the State of Illinois except to the extent superseded by applicable federal law. Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

IN WITNESS WHEREOF, the Participant and the Company, by its duly authorized agent, have hereunder executed this Agreement. Dated: ____________________ ________________________________________ Tracey Ann Massey NIELSEN CONSUMER LLC ________________________________________ By: Jim Peck Title: Chief Executive Officer Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4 1/30/2026 | 6:17 PM EST

Appendix Summary of the Participant’s Severance Benefit Entitlements Effective Date: January 30, 2026 Date of Termination: September 30, 2026 Severance Period: October 1, 2026 through September 30, 2027 Severance Payment: $1,938,993, payable over 12 months in accordance with the Company’s usual payroll practices Group Health Benefit Continuation: If the Participant is currently enrolled in the Company’s medical, dental, or vision benefits plan, the Participant’s coverage will continue under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) during the Severance Period. Benefit payments will be at the subsidized rate and will be made through payroll deductions; for the avoidance of doubt, the subsidized rate shall be the same amount of monthly premiums for group health coverage as in effect for an active employee with the same coverage (with the Company paying the difference between those monthly premiums and the total cost of COBRA coverage). If the Participant has any questions regarding the Participant’s eligibility for COBRA or needs assistance with enrollment, please contact connectbenefitsofnielsen@smb.nielseniq.com. 2025 Bonus (if not paid prior to Date of Termination): $957,000, payable in a single lump-sum on the date on which fiscal year 2025 annual bonuses are paid to other Company executives. Pro Rata Target Q1 2026 Bonus Payment: $275,000, payable in a single lump-sum on the date on which fiscal year 2026 annual bonuses are paid to other Company executives. Continued Vesting of Equity Awards: Each outstanding NIQ Global Intelligence plc equity award will remain outstanding and eligible to vest through September 30, 2027, pursuant to the Participant’s equity award agreements, which generally provide for the following vesting schedules: • 6/1/22 restricted stock award ° 3/7 subject to time-based vesting (5% of this tranche on each of the 20 quarterly anniversaries of 6/1/22) Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

-10- ° 4/7 subject to time-based vesting (50% of this tranche on each of the first two anniversaries of 7/23/25) • 5/21/25 RSU award ° 100% subject to time-based vesting (25% on the first anniversary of 2/6/25 and an additional 6.25% quarterly thereafter) • 8/20/25 RSU award ° 100% subject to time-based vesting (25% on each of the first four anniversaries of 8/20/25) Outplacement Services: For 1 year as provided by the Company Legal Costs: The Company will pay the Participant’s legal costs up to a limit of $25,000 (inclusive of disbursements), subject to receiving from the Participant or the Participant’s legal counsel: (a) written confirmation that such legal costs were incurred exclusively in advising the Participant in connection with the negotiation, drafting and execution of the Agreement; and (b) a copy of an invoice in respect of such costs addressed to the Participant but marked payable by the Company. The description of benefits contained in this Appendix is only a summary and is subject to the terms and conditions of the Policy. Refer to the summary plan description for more detail. To the extent the benefits contained in this Appendix are greater than what is provided in the Policy, the terms of this summary will supersede the terms of the Policy, subject to the Participant’s compliance with the terms of the Agreement and execution of the Supplemental Release. Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

Exhibit A Post-Employment General Release and Waiver of Claims [Date] For and in consideration of the continued employment and the special severance benefits provided to me under the Severance Agreement between me and Nielsen Consumer LLC (the “Company” and together with its subsidiaries and affiliates, including NIQ Global Intelligence plc, the “Company Group”), dated as of [Date] (the “Agreement”), which are conditioned on my signing this Post-Employment General Release and Waiver of Claims (this “Release of Claims”) and on my compliance with the covenants set forth in the Agreement, and to which I am not otherwise entitled, and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, I, to the fullest extent permitted by law, for myself, my family, heirs, representatives, successors and assigns release and forever discharge the Company Group and its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company Group plan from any and all claims, demands, debts, damages, injuries, actions or rights of action of any nature whatsoever, whether known or unknown, whether brought by or on behalf of myself, which I had, now has or may have against the Company Group, its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company Group plan (“Claims”), from the beginning of my employment to and including the date of this Release of Claims relating to or arising out of my employment with the Company Group or the termination of such employment, including, but not limited to, any claim under the Civil Rights Acts (including Title VII of the Civil Rights Act of 1964), the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act, the Florida Civil Rights Act, the Florida Whistleblower Protection Action, the Florida Workers’ Compensation Law’s Retaliation provision, the Florida Wage Discrimination Law, the Florida Minimum Wage Act, the Florida Equal Pay Law (all as amended) and/or any other local, state or federal law, order or regulation dealing with employment or the termination thereof, other than (i) any claim with respect to the continuing obligations of the Company under this Agreement or any continuing obligations of any member of the Company Group under the equity award agreements identified in the Appendix, (ii) any claim with respect to a vested right I have to receive benefits under any plan maintained by the Company Group, (iii) any rights or claims that arise after the signing of this Agreement or any claim that cannot be waived as a matter of law or public policy of the state whose law governs the claim, (iv) any rights to indemnification (including the advancement of legal fees) or expense reimbursement under any agreement between me and any member of the Company Group or any organizational document of any member of the Company Group, or pursuant to any director’s and officer’s liability insurance policy, or (v) any right I have in my capacity as an equity holder of securities of the Company or any other member of the Company Group (whether pursuant to an equity award agreement or otherwise). To the fullest extent permitted by law, I covenant that neither myself, nor any of my respective heirs, representatives, successors or assigns, will commence, prosecute or cause to be commenced or prosecuted against the Company Group or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company Group plan any action or other proceeding (other than those charges, claims or complaints with those administrative agencies which as a matter of law I may Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

-12- not be prohibited from filing) based upon any Claims which are being released by this Release of Claims, although the Company’s acknowledgement of this exception does not limit the scope of the waiver and release stated in the Paragraph above. I further agree not to seek to challenge the validity of this Release of Claims or the Agreement, except that this covenant not to sue set forth in this paragraph does not affect my future right to enforce appropriately the terms of the Agreement in a court of competent jurisdiction. I represent and warrant that, in accordance with Section 5 of the Agreement, I have returned to the Company any and all documents, materials, information and other property of the Company and its affiliates that I had in my possession, custody or control on the date my employment with the Company ended and that I have retained no such property. Without limiting the foregoing, I also represent and warrant that I have retained no copy of any such documents, materials, information, or property. I acknowledge that this Release of Claims creates legally binding obligations, and that the Company has advised me to consult an attorney before signing it. I further acknowledge that I may not sign this Release of Claims prior to the Date of Termination (as such term is defined in the Agreement). In signing this Release of Claims, I give the Company assurance that I have signed it voluntarily and with a full understanding of its terms; that I have had sufficient opportunity of not less than twenty-one (21) days before signing this Release of Claims to consider its terms and to consult with an attorney, if I wished to do so; and that I have not relied on any promises or representations, express or implied, that are not set forth expressly in this Release of Claims. I understand that I will have seven (7) days after signing this Release of Claims to revoke my signature, and that, if I intend to revoke my signature, I must do so in writing addressed and delivered to the Company’s Human Resources Department prior to the end of the seven (7)-day revocation period. I understand that this Release of Claims will become effective upon the eighth (8th) day following the date that I sign it, provided that I do not revoke my acceptance in accordance with the immediately preceding sentence. This Release of Claims constitutes the entire agreement between me and the Company and its affiliates and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to my employment or other service relationship, its termination and all related matters, excluding only the Agreement (and the other agreements specifically referenced therein) and the Continuing Obligations (as such term is defined in the Agreement), and my rights and obligations with respect to the securities of the Company and any member of the Company Group, all of which shall remain in full force and effect in accordance with their terms. This Release of Claims may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by me and the Chief Executive Officer of the Company or his expressly authorized designee. Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4

-13- Accepted and agreed: Not to be signed before the Date of Termination Signature: ____________________________ Tracey Ann Massey Date: ____________________________ Docusign Envelope ID: 85AC460D-97BF-4A67-A1DA-FE7322B649C4